SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2012

White Mountain Titanium Corporation

(Exact Name of Registrant as Specified in Charter)

NEVADA	333-129347	87-057730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Augusto Leguia 100, Oficina 812, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (56 2) 657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2012, the Board of Directors accepted the recommendation of the Compensation Committee and authorized the issuance of 584,500 shares of common stock under our 2010 Management Compensation Plan to directors and others. The following table sets forth the number of fully vested shares awarded to Chairman, President, Chief Executive Officer, the other directors:

Name	No. of Shares
John J. May	30,000
Wei Lu	30,000
Howard M. Crosby	30,000
Charles E. Jenkins	37,500
Michael P. Kurtanjek	150,000
Brian Flower	150,000

Also on January 26, 2012, the Board of Directors accepted the recommendation of the Compensation Committee and approved the granting of options to purchase 50,000 shares each to each of the directors of the Company for services performed during 2011. The options will be issued on the date of our 2012 annual meeting of shareholders and are being awarded under our 2010 Stock Option/Stock Issuance Plan. The exercise price for each option will be $2.15 per share. The options will expire after five years and will be fully vested when granted.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: January 30, 2012	By:	/s/ Michael P. Kurtanjek
Michael P. Kurtanjek, President

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